Item 77Q(1)(g)(1)
Touchstone Investment Trust

The following document is included in the Dreyfus Cash
Management's N-14 filed with the SEC on March 2, 2015, (SEC
Accession No.: 0000899681-15-000148).) and is incorporated by reference herein:

Form of Agreement and Plan of Reorganization with respect to Touchstone Institutional Money Market Fund and Dreyfus Cash
Management.